Exhibit 5.1

July 30, 2015

Fortinet, Inc.

899 Kifer Road

Sunnyvale, CA 94086

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Fortinet, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about July 30, 2015 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 53,401 shares (the “Shares”) of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), subject to issuance by the Company upon the settlement of Restricted Stock Units (the “RSUs”) granted under (a) the Meru Networks, Inc. 2010 Equity Incentive Plan and (b) the Meru Networks, Inc. 2013 New Employee Stock Inducement Plan (collectively, the “Target Plans”) and assumed by the Company in accordance with the terms of an Agreement and Plan of Merger, dated as of May 27, 2015 (the “Merger Agreement”) by and among the Company, Malbrouck Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company and Meru Networks, Inc., a Delaware corporation (“Target”). At your request we are providing this letter to express our opinion on the matters set forth in the numbered paragraphs below.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein, which included examination of the documents described on Exhibit A attached hereto (which is incorporated in this letter by reference). Capitalized terms used but not defined in the body of this letter have the meanings given to such terms on Exhibit A hereto

In giving the opinions contained in this letter, we have assumed the current accuracy of the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate. Further, to the extent that the Company issues any uncertificated capital stock, we have assumed that any issued Shares will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Shares has been surrendered to the Company in accordance with Section 158 of the Delaware General Corporation Law and that the Company will properly register any transfer of the Shares from certificated to uncertificated form to the holders of such Shares on the Company’s record of uncertificated securities.

We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the State of California and the existing Delaware General Corporation Law (“DGCL”). We express no opinion with respect to any other laws or with respect to the “blue sky” securities laws of any state.

In our examination of documents for purposes of this opinion, we have relied on the accuracy of representations to us by officers of the Company with respect to the genuineness of all signatures on original documents by the Company, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, and the lack of any undisclosed termination, modification, waiver or amendment to any corporate proceedings of the Company’s Board of Directors, Compensation Committee of the Board or stockholders referenced in this letter or in Exhibit A hereto. Solely with respect to the Merger Agreement, the Certificate of Merger, the Target Plans and the Target Plan Agreements we have assumed, and express no opinion as to, the genuineness of all signatures of all parties other than the Company on such documents. We have also assumed the authenticity and completeness of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same for Target, and the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied upon the Good Standing Certificates and representations made to us by the Company, including those set forth in the Opinion Certificate. In connection with our opinion expressed in paragraph (2) below, we have assumed that (i) at or prior to the time of the delivery of any Shares, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, the registration will apply to all the Shares and will not have been modified or rescinded and (ii) the absence of any future amendment to the Company’s Certificate of Incorporation that would make the Common Stock assessable.

Based upon, and subject to, the foregoing, it is our opinion that:

1. The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

2. The 53,401 Shares of Common Stock that may be issued and sold by the Company upon the settlement of RSUs granted under the Target Plans and assumed by the Company in accordance with the Merger Agreement, when issued, sold and delivered in accordance with the RSU Assumption Agreements and the applicable Target Plan Agreements, and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date and does not address any potential changes in facts, circumstance or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:	/s/ Fenwick & West LLP

EXHIBIT A

to

Legal Opinion Regarding S-8 Registration Statement

of Fortinet, Inc., a Delaware corporation (the “Company”)

Certain Reviewed Documents

Capitalized terms used but not defined in this Exhibit A have the meanings defined for such terms in the Opinion Letter to which this Exhibit A is attached.

1)	Copies of (i) Amended and Restated Certificate of Incorporation of Fortinet, Inc., a Delaware corporation (the “Company”) filed with the Delaware Secretary of State on November 23, 2009 and certified by the Delaware Secretary of State on July 21, 2015 and (ii) the Company’s Amended and Restated Bylaws, as amended, which have been certified to us by the Company to be currently in effect and unmodified as of the date hereof (collectively, the “Charter Documents”).

2)	The Registration Statement.

3)	The prospectuses prepared for use pursuant to the Registration Statement (the “Prospectuses”).

4)	An Opinion Certificate of the Company addressed to us and dated the date of this letter containing certain factual representations (the “Opinion Certificate”).

5)	A certificate of verification by Computershare, Inc., the Company’s transfer agent, of the number of the Company’s authorized, issued and outstanding shares of capital stock as of July 27, 2015 (the “Statement Date”)

6)	A Certificate of Good Standing dated July 30, 2015 issued by the Delaware Secretary of State stating that the Company is duly incorporated, in good standing and has a legal corporate existence as of such date (the “Good Standing Certificate”).

7)	The Target Plans and the forms of agreements used under the Target Plans that have been furnished to us by the Company (the “Target Plan Agreements”).

8)	The forms of the Company’s Restricted Stock Unit Assumption Agreements (the “RSU Assumption Agreements”) to be used by the Company to assume the RSUs originally issued under the Target Plans and assumed by the Company under the Merger Agreement, as filed by the Company with the Commission as exhibits to the Registration Statement.

9)	Copies of corporate proceedings of the Company’s Board of Directors (the “Board”), the Compensation Committee of the Board and the Company’s stockholders relating to approval of the Charter Documents, the Merger Agreement and the assumption of the RSUs thereunder, the filling of the Registration Statement, the reservation of the Shares for sale and issuance pursuant to, and the sale and issuance of the Shares pursuant to, the Merger Agreement.

10)	The Merger Agreement and the Certificate of Merger filed by Target with the Delaware Secretary of State on July 8, 2015 to effect the merger contemplated by the Merger Agreement.

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